As filed with the Securities and Exchange Commission on May 18, 2009

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Acuity Brands, Inc.

(Exact name of registrant as specified in its charter)

Delaware	58-2632672
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Acuity Brands, Inc.

1170 Peachtree Street, N.E., Suite 2400

Atlanta, Georgia 30309

(404) 853-1400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard K. Reece

Executive Vice President and Chief Financial Officer

Acuity Brands, Inc.

1170 Peachtree Street, N.E., Suite 2400

Atlanta, Georgia 30309

(404) 853-1400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Keith M. Townsend

King & Spalding LLP

1180 Peachtree Street

Atlanta, Georgia 30309-3521

(404) 572-4600

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement, as determined by the selling stockholders.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.01 per share(3)	2,000,000	$27.05	$54,100,000	$3,019

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended, this registration statement shall cover any additional shares of registrant’s common stock which become issuable by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration that results in an increase in the number of shares of registrant’s outstanding common stock.
(2)	Estimated in accordance with Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of computing the amount of the registration fee, based on the average of the high and low sales prices of the Registrant’s common stock on the New York Stock Exchange on May 15, 2009.
(3)	Each common share includes an attached right to purchase shares of our preferred stock under the terms described in the Stockholder Protection Rights Agreement, dated as of September 25, 2007, between the Registrant and The Bank of New York, as rights agent.

PROSPECTUS

2,000,000 Shares of Common Stock

Acuity Brands, Inc.

This prospectus relates to shares of our common stock that may be offered and sold by the selling stockholders named in this prospectus. The selling stockholders acquired these shares from us pursuant to the Stock Purchase Agreement, dated as of March 18, 2009, between us, Acuity Brands Lighting, Inc., Sensor Switch, Inc. and Brian Platner. We will not receive any of the proceeds from the sale of shares by the selling stockholders.

Our common stock is traded on the New York Stock Exchange under the symbol “AYI.” On May 15, 2009, the last reported sales price for our common stock on the New York Stock Exchange was $26.80 per share.

Buying shares of our common stock involves risk. See “Risk Factors” beginning on page 9 of our Annual Report on Form 10-K for the fiscal year ended August 31, 2008.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is May 18, 2009.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus contains forward-looking statements, within the meaning of the federal securities laws. Statements made herein that may be considered forward-looking include statements incorporating terms such as “expects,” “believes,” “intends,” “anticipates” and similar terms that relate to future events, performance, or results of the Company. In addition, the Company, or the executive officers on the Company’s behalf, may from time to time make forward-looking statements in reports and other documents the Company files with the Securities and Exchange Commission (“SEC”) or in connection with oral statements made to the press, potential investors or others. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this prospectus. Except as required by law, the Company undertakes no obligation to publicly update or release any revisions to its forward-looking statements to reflect any events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. The Company’s forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the historical experience of the Company and management’s present expectations or projections. These risks and uncertainties include those related to our recent acquisitions of Lighting Control & Design, Inc. and Sensor Switch, Inc. including, but not limited to, integration of the acquisitions and realizing expected synergies from the acquisitions. Additional risks and uncertainties impacting the Company’s business include, but are not limited to, customer and supplier relationships and prices; general economic conditions; competition; ability to realize anticipated benefits from initiatives taken and timing of benefits; market demand; litigation and other contingent liabilities; and political, governmental, and technological factors affecting the Company. In addition, additional risks that could cause the Company’s actual results to differ materially from those expressed in the Company’s forward-looking statements are discussed in Part I, “Item 1a. Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2008, and Part II, “Item 1a. Risk Factors” of the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended November 30, 2008 and February 28, 2009, and are specifically incorporated herein by reference.

OUR BUSINESS

The SEC allows us to “incorporate by reference” certain information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will update automatically, supplement and/or supersede this information. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should read the detailed information regarding our company, our common stock and our financial statements and notes to those statements appearing elsewhere in this prospectus or incorporated herein by reference. References in this prospectus to “the Company,” “we,” “our” and “us” refer to Acuity Brands, Inc.

We are the parent company of Acuity Brands Lighting, Inc. and other subsidiaries. We were incorporated in 2001 under the laws of the State of Delaware. Our subsidiaries design, produce, and distribute a broad array of indoor and outdoor lighting fixtures and related products and services for commercial and institutional, industrial, infrastructure, and residential applications for various markets throughout North America and select international markets.

We are one of the world’s leading providers of lighting fixtures for new construction, renovation, and facility maintenance applications. Our products include a full range of indoor and outdoor lighting for commercial and institutional, industrial, infrastructure, and residential applications. We manufacture or procure lighting products in the United States, Mexico, Europe and China. These products and related services are marketed under numerous brand names, including Lithonia Lighting®, Holophane®, Peerless®, Mark Architectural Lighting™, Hydrel®, American Electric Lighting®, Gotham®, Carandini®, Metal Optics®, Antique Street Lamps™, RELOC®, Lighting Control and Design™, Synergy® Lighting Controls, Sensor Switch, SAERIS™ and ROAM®. As of April 2, 2009, we employed approximately 6,000 associates and had operations throughout North America and in Europe and Asia.

Our principal customers include electrical distributors, retail home improvement centers, national accounts, electric utilities, municipalities, and lighting showrooms located in North America and select international markets. In North America, our products are sold through independent sales agents and factory sales representatives who cover specific geographic areas and market segments. Our products are delivered through a network of distribution centers, regional warehouses, and commercial warehouses using both common carriers and a Company-owned truck fleet. To serve international customers, we employ a sales force that utilizes distribution methods to meet specific individual customer or country requirements.

We were incorporated in the State of Delaware, and our principal executive offices are located at 1170 Peachtree Street, N.E., Suite 2400, Atlanta, Georgia 30309, and our phone number is (404) 853-1400.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information contained in this prospectus or incorporated herein by reference. Neither we nor the selling stockholders have authorized anyone to provide you with different information. Neither we nor the selling stockholders are making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of common stock.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on their public reference room. Our SEC filings are also available to the public at the SEC’s web site (http://www.sec.gov).

We incorporate by reference the filed documents listed below, except as superseded, supplemented or modified by this prospectus, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

•	our Annual Report on Form 10-K for the fiscal year ended August 31, 2008;

•	our Quarterly Reports on Form 10-Q for the quarters ended November 30, 2008 and February 28, 2009;

•

our Current Reports on Form 8-K filed on October 3, 2008, October 7, 2008 (except Item 2.02 and the related Exhibits 99.1 and 99.2 included in Item 9.01), December 2, 2008, December 10, 2008, January 13, 2009, March 18, 2009, April 2, 2009 (except Item 2.02 and the related Exhibit 99.1 included in Item 9.01) and April 22, 2009;

•	our definitive Proxy Statement for our Annual Meeting of Stockholders held on January 8, 2009; and

•

the description of our capital stock contained in our Registration Statement on Form 10/A (File No. 001-16583) filed on November 9, 2001, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future filings made by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 of Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents. The reports and other documents that we file after the date of this prospectus will update, supplement and supersede the information in this prospectus. We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any and all of the documents which are incorporated by reference into this prospectus but not delivered with this prospectus (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). You may request and obtain a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:

Acuity Brands, Inc.

1170 Peachtree Street, N.E., Suite 2400

Atlanta, Georgia 30309

Attn: Corporate Secretary

(404) 853-1400

SELLING STOCKHOLDERS

We are registering for resale the shares covered by this prospectus on behalf of Brian Platner, who acquired such shares from us pursuant to the Stock Purchase Agreement dated March 18, 2009, between us, Acuity Brands Lighting, Inc., Sensor Switch, Inc. and Mr. Platner. Mr. Platner was formerly the sole stockholder, President and Chief Executive Officer of Sensor Switch, Inc. and is currently employed by us. We are registering the shares to permit Mr. Platner and his pledgees, donees, transferees and other successors-in-interest that receive their shares from a selling stockholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the shares when and as they deem appropriate. Mr. Platner has transferred 1,093,916 shares to his wife, Beverly Platner. The following table sets forth:

•	the number and percent of shares of our common stock that the selling stockholders beneficially owned prior to the offering for resale of the shares under this prospectus;

•	the number of shares of our common stock that may be offered for resale for the account of the selling stockholders under this prospectus; and

•

the number and percent of shares of our common stock to be beneficially owned by the selling stockholders after the offering of the resale shares (assuming all of the offered resale shares are sold by the selling stockholders).

The number of shares in the column “Number of Shares Being Offered” represents all of the shares that the selling stockholders may offer under this prospectus. We do not know how long the selling stockholders will hold the shares before selling them or how many shares the selling stockholders will sell and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale of any of the resale shares. The shares offered by this prospectus may be offered from time to time by the selling stockholders.

This table is prepared solely based on information supplied to us by the selling stockholders, and assumes the sale of all of the resale shares. The applicable percentages of beneficial ownership are based on an aggregate of 42,966,851 shares of our common stock issued and outstanding on May 15, 2009, adjusted as may be required by rules promulgated by the SEC.

	Shares Beneficially Owned Prior to Offering		Number of Shares Being Offered	Shares Beneficially Owned After Offering
Selling Stockholders	Number	Percent		Number	Percent
Brian Platner (1)	906,084	2.11%	906,084	—	—
Beverly Platner	1,093,916	2.54%	1,093,916	—	—

(1)	All of Mr. Platner’s shares are currently held in escrow pursuant to the terms of the Stock Purchase Agreement dated March 18, 2009.

PLAN OF DISTRIBUTION

The selling stockholders may sell the shares being offered from time to time in one or more transactions:

•	on the New York Stock Exchange or otherwise;

•	in the over-the-counter market;

•	in negotiated transactions;

•	through broker-dealers, who may act as agents or principals;

•	through one or more underwriters on a firm commitment or best efforts basis;

•	through the writing of options on shares, whether the options are listed on an options exchange or otherwise; or

•	a combination of such methods of sale.

The selling stockholders may sell the shares at market prices prevailing at the time of sale, at prices related to those market prices or at negotiated prices. The selling stockholders also may sell the shares pursuant to Rule 144 adopted under the Securities Act of 1933, as amended (the “Securities Act”), as permitted by that rule. The selling stockholders may effect transactions by selling shares directly to purchasers or to or through broker-dealers. The broker-dealers may act as agents or principals. The broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of the shares. The compensation of any particular broker-dealer may be in excess of customary commissions. Because the selling stockholders and the broker-dealers that participate in the distribution of shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act. Any commissions received by them and any profit on the resale of shares may be deemed to be underwriting compensation.

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling stockholders. The selling stockholders may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of shares of common stock in the course of hedging the positions they assume with the selling stockholders, including, without limitation, in connection with distributions of shares by those broker-dealers. The selling stockholders may enter into option or other transactions with broker-dealers that involve the delivery of shares of common stock offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities.

The selling stockholders’ shares will be sold through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with. We have agreed to register or qualify the selling stockholders’ shares in these states as necessary, subject to certain restrictions.

Under applicable rules and regulations under the Exchange Act, while the selling stockholders are engaged in the distribution of their shares, they may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholders. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver copies of this prospectus to purchasers at or prior to the time of any sale of the shares.

We will bear all costs, expenses and fees in connection with the registration of the shares. The selling stockholders will bear all commissions and discounts, if any, attributable to the sales of the shares. The selling stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act. The selling stockholders agreed to indemnify us against certain liabilities in connection with the offering of the shares, including certain liabilities arising under the Securities Act. We have also agreed to indemnify the selling stockholders against certain liabilities arising under the Securities Act.

Upon notification to us by the selling stockholders that any material arrangement has been entered into with broker-dealers for the sale or purchase of shares, we will file a supplement to this prospectus, if required, disclosing:

•	the name of the participating broker-dealers;

•	the number of shares involved;

•	the price at which such shares were sold;

•	the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable;

•	that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

•	other facts material to the transaction.

In addition, upon being notified by the selling stockholders that a donee or pledgee intends to sell more than 500 shares, we will file a supplement to this prospectus.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares by the selling stockholders. All proceeds from the sale of the shares will be solely for the account of the selling stockholders.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by King & Spalding LLP, Atlanta, Georgia.

EXPERTS

The consolidated financial statements of Acuity Brands, Inc. appearing in Acuity Brands, Inc.’s Annual Report for the year ended August 31, 2008 (including the schedule appearing therein), and the effectiveness of Acuity Brands, Inc.’s internal control over financial reporting as of August 31, 2008 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any prospectus supplement. This prospectus is not an offer of these securities in any jurisdiction where an offer and sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock.

		2,000,000 Shares of Common Stock Acuity Brands, Inc. Prospectus May 18, 2009

	Page
Cautionary Statement Regarding Forward-Looking Information	2
Our Business	3
Where You Can Find More Information	4
Selling Stockholders	5
Plan of Distribution	6
Use of Proceeds	8
Legal Matters	8

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the sale and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by Acuity Brands, Inc. (the “Registrant” or the “Company”). All of such fees and expenses, except for the SEC Registration Fee, are estimated:

SEC registration fee	$3,019
Transfer agent’s fees and expenses	5,000
Legal fees and expenses	25,000
Printing fees and expenses	5,000
Accounting fees and expenses	15,000
Miscellaneous fees and expenses	6,981

Total	$60,000

Item 15.	Indemnification of Officers and Directors

The Company’s bylaws and Section 145 of the Delaware General Corporation Law, which allows, and in some cases requires, the indemnification of directors and officers under certain circumstances, grant the Company’s directors and officers a right to indemnification to the fullest extent permitted by law for all expenses relating to civil, criminal, administrative or investigative procedures to which they are a party (i) by reason of the fact that they are or were directors or officers of the Company or (ii) by reason of the fact that, while they are or were directors or officers of the Company, they are or were serving at the request of the Company as a director, officer or employee of another enterprise. The Company’s bylaws further provide that an advancement for any such expenses shall only be made upon delivery to the Company by the indemnitee of an undertaking to repay all amounts so advanced if it is ultimately determined that such indemnitee is not entitled to be indemnified by the Company.

The Company’s certificate of incorporation provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

The Company has also entered into indemnification agreements with certain of its directors and officers. These agreements require the Company to indemnify these directors and officers with respect to their activities as directors or officers of the Company or when serving at the Company’s request as a director, officer or trustee of another corporation, trust or other enterprise against expenses (including attorneys’ fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by them in any threatened, pending or completed suit or proceeding (civil, criminal, administrative or investigative) to which they are, or are threatened to be made, parties as a result of their service to the Company. The Company has agreed to indemnify each indemnitee for any one or a combination of the following, whichever is most advantageous to the indemnitee, as determined by the indemnitee: (i) the benefits provided by the Company’s certificate of incorporation and bylaws in effect on the date of the indemnification agreement; (ii) the benefits provided by the Company’s certificate of incorporation and bylaws at the time expenses are incurred by the indemnitee; (iii) the benefits allowable under Delaware law in effect on the date of the indemnification agreement; (iv) the benefits allowable under the law of the jurisdiction under which the Company exists at the time expenses are incurred by the indemnitee; (v) the benefits available under liability insurance obtained by the Company; and (vi) such other benefits as may be otherwise available to the indemnitee under the Company’s existing practices. Under the indemnification agreements, each indemnitee will continue to be indemnified even after ceasing to occupy a position as an officer, director, employee or agent of the Company with respect to suits or proceedings arising out of acts or omissions during his service to the Company. Each indemnitee has agreed to notify the Company promptly of any proceeding brought or threatened and not to make any admission or settlement without the Company’s consent, unless the indemnitee determines to undertake his own defense and waives the benefits of the indemnification agreement.

The Company maintains directors’ and officers’ liability insurance for its directors and officers.

Securities and Exchange Commission Position Regarding Indemnification Liabilities Arising Under the Securities Act

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 16.	Exhibits

a)	Exhibits.

Exhibit Number	Description of Document

2.1	Form of Stock Purchase Agreement by and among Sensor Switch, Inc., Brian Platner, Acuity Brands Lighting, Inc. and Acuity Brands, Inc. dated as of March 18, 2009 (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K dated March 18, 2009 and incorporated herein by reference).

3.1	Restated Certificate of Incorporation of Acuity Brands, Inc. (formerly Acuity Brands Holdings, Inc.), dated as of September 26, 2007 (filed as Exhibit 3.1 to the Company’s Form 8-K dated September 26, 2007 and incorporated herein by reference).

3.2	Certificate of Amendment of Acuity Brands, Inc. (formerly Acuity Brands Holdings, Inc.) dated as of September 26, 2007 (filed as Exhibit 3.2 to the Company’s Form 8-K dated September 26, 2007 and incorporated herein by reference).

3.3	Amended and Restated Bylaws of Acuity Brands, Inc. (formerly Acuity Brands Holdings, Inc.) dated as of October 2, 2008 and effective January 8, 2009 (filed as Exhibit 3.1 to the Company’s Form 8-K dated October 7, 2008 and incorporated herein by reference).

4.1	Form of Certificate representing Acuity Brands, Inc. Common Stock (filed as Exhibit 4.1 to the Company’s Form 8-K dated December 14, 2001 and incorporated herein by reference).

4.2	Stockholder Protection Rights Agreement between Acuity Brands, Inc. (formerly Acuity Brands Holdings, Inc.) and The Bank of New York, dated as of September 25, 2007 (filed as Exhibit 4.2 to the Company’s Form 8-K dated September 26, 2007 and incorporated herein by reference).

4.3	Form of Rights Certificate (filed as Exhibit A to Exhibit 4.2 to the Company’s Current Report on Form 8-K dated September 26, 2007 and incorporated herein by reference).

5.1	Opinion of King & Spalding LLP as to the legality of the securities being registered.

23.1	Consent of King & Spalding LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm for the Registrant.

24.1	Power of Attorney. Reference is made to page II-5.

Item 17.	Undertakings.

(a)	Rule 415 Offering.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(A) Paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement; and

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)	Filings Incorporating Subsequent Exchange Act Documents by Reference.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, State of Georgia, on the 18th day of May, 2009.

Acuity Brands, Inc.

By:	/s/ Vernon J. Nagel

Vernon J. Nagel
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Vernon J. Nagel and Richard K. Reece, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Vernon J. Nagel	Chairman, President and Chief Executive Officer	May 14, 2009
Vernon J. Nagel

/s/ Peter C. Browning	Director	May 14, 2009
Peter C. Browning

/s/ John L. Clendenin	Director	May 14, 2009
John L. Clendenin

/s/ George C. Guynn	Director	May 14, 2009
George C. Guynn

/s/ Gordon D. Harnett	Director	May 15, 2009
Gordon D. Harnett

/s/ Robert F. McCullough	Director	May 15, 2009
Robert F. McCullough

/s/ Julia B. North	Director	May 15, 2009
Julia B. North

/s/ Ray M. Robinson	Director	May 15, 2009
Ray M. Robinson

/s/ Neil Williams	Director	May 14, 2009
Neil Williams

EXHIBIT INDEX

Exhibit Number	Description of Document

2.1	Form of Stock Purchase Agreement by and among Sensor Switch, Inc., Brian Platner, Acuity Brands Lighting, Inc. and Acuity Brands, Inc. dated as of March 18, 2009 (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K dated March 18, 2009 and incorporated herein by reference).

3.1	Restated Certificate of Incorporation of Acuity Brands, Inc. (formerly Acuity Brands Holdings, Inc.), dated as of September 26, 2007 (filed as Exhibit 3.1 to the Company’s Form 8-K dated September 26, 2007 and incorporated herein by reference).

3.2	Certificate of Amendment of Acuity Brands, Inc. (formerly Acuity Brands Holdings, Inc.) dated as of September 26, 2007 (filed as Exhibit 3.2 to the Company’s Form 8-K dated September 26, 2007 and incorporated herein by reference).

3.3	Amended and Restated Bylaws of Acuity Brands, Inc. (formerly Acuity Brands Holdings, Inc.) dated as of October 2, 2008 and effective January 8, 2009 (filed as Exhibit 3.1 to the Company’s Form 8-K dated October 7, 2008 and incorporated herein by reference).

4.1	Form of Certificate representing Acuity Brands, Inc. Common Stock (filed as Exhibit 4.1 to the Company’s Form 8-K dated December 14, 2001 and incorporated herein by reference).

4.2	Stockholder Protection Rights Agreement between Acuity Brands, Inc. (formerly Acuity Brands Holdings, Inc.) and The Bank of New York, dated as of September 25, 2007 (filed as Exhibit 4.2 to the Company’s Form 8-K dated September 26, 2007 and incorporated herein by reference).

4.3	Form of Rights Certificate (filed as Exhibit A to Exhibit 4.2 to the Company’s Current Report on Form 8-K dated September 26, 2007 and incorporated herein by reference).

5.1	Opinion of King & Spalding LLP as to the legality of the securities being registered.

23.1	Consent of King & Spalding LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm for the Registrant.

24.1	Power of Attorney. Reference is made to page II-5.